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                                                                    EXHIBIT 23.3


                       CONSENT OF ARTHUR ANDERSEN (ENECO)

As independent accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 14, 2000 on the combined financial statements of ENECO KabelTV and Telecom Group included in United Pan-Europe Communications N.V.'s 8-K filed April 19, 2000 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen

Rotterdam, The Netherlands
May 12, 2000